Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 25, 2025, with respect to the consolidated financial statements of Raymond James Financial, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

May 14, 2026